Exhibit 99.1

Voya Financial Announces Updated Financial Targets, Including Plans for Significant Growth in Adjusted Operating Earnings Per Share

•	Adjusted operating earnings per share (EPS) growth of at least 10% annually through 2021, on a normalized[1] basis, to be driven by organic growth, cost savings and capital deployment

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Organic growth: Voya’s core businesses — Retirement, Investment Management and Employee Benefits — to drive high quality and sustainable earnings; expected total free cash flow conversion of 85% to 95%

•	Cost savings: Voya is targeting an additional $100 million of run-rate savings, incremental to expense savings previously announced, expected by the end of 2020

•	Capital deployment: Continued share repurchases planned; Voya’s common stock dividend expected to increase to achieve at least a 1% dividend yield by mid-2019

•	Adjusted operating earnings per share growth to be achieved while maintaining strong returns and generating an enterprise operating return on equity of 13% to 15%[2]

•	Management to Discuss Growth Plans and Financial Targets at Investor Day

NEW YORK, Nov. 13, 2018 — Voya Financial, Inc. (NYSE: VOYA), announced today its plans to achieve an adjusted operating earnings per share (EPS) annual growth rate of at least 10% (on a normalized basis) through 2021. The company expects to achieve its plan through a combination of organic business growth, cost savings and share repurchases. Senior management will discuss further details about Voya’s growth strategy at the company’s 2018 investor day meeting beginning at approximately 1 p.m. ET today.

“With our competitive advantages and renewed focus on our chosen businesses, Voya Financial is poised to achieve significant earnings per share growth of at least 10% annually over the next three years,” said Rodney O. Martin, Jr., chairman and chief executive officer of Voya Financial, Inc. “Importantly, we believe that we can generate this level of adjusted operating EPS improvement while also achieving an operating return on equity of between 13% and 15%.”

Organic Growth

“The foundation of our plans starts with our higher-growth, higher-return, capital-light Retirement, Investment Management and Employee Benefits businesses. With our established

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When presented on a “normalized” basis, amounts are adjusted to exclude (i) unlocking of deferred acquisition costs, value of business acquired, and other intangibles, (ii) prepayments and alternatives income to the extent such income is above or below our long-term expectations, and (iii) in the case of 2018 financial results against which Adjusted EPS growth targets are measured, investment management adjusted operating earnings associated with the fixed and variable annuities business that Voya sold to VA Capital LLC on June 1, 2018.

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Operating return on equity excludes deferred tax assets (including AMT receivables) and accumulated other comprehensive income but includes all other sources of shareholders’ equity under GAAP. In distinction to the definition of adjusted operating return on equity used by the company from 2013 – 2017, this measure includes the operating results of all company segments, including its Corporate segment.

positions in the workplace and with institutions, we will continue to expand our offerings to existing clients, while also attracting new customers. In addition to executing on growth plans that are specific to each business, we will continue to leverage opportunities to deliver holistic, comprehensive solutions across our businesses. With our significant reach and strong brand awareness, we are well positioned to help our customers achieve their goals with confidence,” Martin added.

On a normalized basis, Voya expects its Retirement business to grow earnings by 4% to 7%; Investment Management to grow earnings by 5% to 8%; and Employee Benefits to grow earnings between 7% and 10%, in each case annually through 2021. Voya will also continue to benefit from earnings in its Individual Life segment, which Voya recently announced will cease new business sales effective Dec. 31, 2018.

“Voya has a favorable profile and diverse businesses that are expected to generate high-quality and sustainable earnings as well as significant free cash flow. Specifically, we expect total free cash flow conversion of 85% to 95%, which includes the benefit of improved free cash flow from our Individual Life segment,” said Martin.

Cost Savings

“Over the past several years, we have demonstrated our ability to execute and become more efficient as we’ve narrowed our focus and simplified our company. We have also leveraged our Continuous Improvement program to achieve efficiencies and advance operational excellence. At the same time, we have invested in our company, ensuring that we are well positioned to grow.

“Based on our track record, we believe that we can achieve an additional $100 million of cost savings by the end of 2020 — this is in addition to our previously shared target of $110 to $130 million of cost savings by the middle of 2019 and the $20 million of expected savings from our recent decision to cease sales of individual life insurance,” added Martin.

Capital Deployment

“We will continue to be good stewards of shareholder capital and build upon the nearly $5 billion in excess capital that we have returned to shareholders via stock buybacks. With an expected strong free cash flow that will support excess capital generation, our capital deployment plans will continue to emphasize share repurchases.

“In addition to share repurchases, we also intend to increase our common stock dividend to a dividend yield of at least 1% by mid-2019. The board of directors will determine the appropriate level of dividend as we continue to execute on share repurchases at these attractive valuation levels. As we advance our plans next year and beyond, we may further grow the dividend to deliver even greater shareholder value as well as attract new investors seeking a higher-yielding dividend,” said Martin.

“We are excited about our plans and are committed to building upon our financial, operational and cultural improvements over the past few years as we focus on achieving our vision to be America’s Retirement Company,” concluded Martin.

Webcast and Slide Presentation

Voya Financial will host an audio and video webcast of its 2018 investor day beginning at approximately 1 p.m. ET today. The webcast, which will include a slide presentation, will be available live via the internet and can be accessed at investors.voya.com. Participants should join the webcast at least 15 minutes prior to the start of the event to download and install any necessary software. A replay of the webcast will be available at investors.voya.com starting at approximately 10 a.m. ET on Wednesday, Nov. 14, 2018.

Media Contact:	Investor Contact:
Christopher Breslin	Michael Katz
(212) 309-8941	(212) 309-8999
christopher.breslin@voya.com	IR@voya.com

About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA), helps Americans plan, invest and protect their savings — to get ready to retire better. Serving the financial needs of approximately 14.3 million individual and institutional customers in the United States, Voya is a Fortune 500 company that had $8.6 billion in revenue in 2017. The company had $543 billion in total assets under management and administration as of September 30, 2018. With a clear mission to make a secure financial future possible — one person, one family, one institution at a time — Voya’s vision is to be America’s Retirement Company®. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has been recognized as one of the 2018 World’s Most Ethical Companies® by the Ethisphere Institute; one of the 2018 World’s Most Admired Companies by Fortune magazine; as a member of the Bloomberg Gender Equality Index; and as a “Best Place to Work for Disability Inclusion” on the Disability Equality Index by Disability:IN. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

Forward-Looking and Other Cautionary Statements

This press release contains forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, including those affecting reserve requirements for variable annuity policies and the use of and possible application of NAIC accreditation standards to captive reinsurance entities, those made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the U.S. Department of Labor’s final rules and exemptions pertaining to the fiduciary status of providers of investment advice, or any amendments thereto, (x) changes in the policies of governments and/or regulatory authorities, and (xi) our ability to successfully manage the separation of the fixed and variable annuities business that Voya sold to VA Capital LLC on June 1, 2018, including the transition services, on the expected timeline and economic terms. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition — Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2017, which the company filed with the Securities and Exchange Commission on Feb. 23, 2018 and in our Quarterly Report on Form 10-Q for the three-month period ended Sept. 30, 2018, which the company filed with the Securities and Exchange Commission on Nov. 1, 2018.

VOYA-IR

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